Exhibit 4.3

$210,000,000

ALTRA HOLDINGS, INC.

8 1/8% Senior Secured Notes due 2016

REGISTRATION RIGHTS AGREEMENT
November 25, 2009
JEFFERIES & COMPANY, INC.
as representative of the
Initial Purchasers named on
Schedule I to the Purchase Agreement
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Altra Holdings, Inc., a Delaware corporation (the “Company”), is issuing and selling to Jefferies & Company, Inc. and the other initial purchasers listed on Schedule I to the Purchase Agreement (as defined below) (collectively, the “Initial Purchasers”), upon the terms set forth in the Purchase Agreement, dated November 16, 2009, by and among the Company, the Initial Purchasers and the guarantors named therein (the “Purchase Agreement”), $210,000,000 aggregate principal amount of 8 1/8% Senior Secured Notes due 2016 issued by the Company (each, together with the related guarantees, a “Note” and collectively, the “Notes”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors (as defined below) agree with the Initial Purchasers, for the benefit of the Holders (as defined below) of the Notes (including, without limitation, the Initial Purchasers), as follows:

1.	Definitions

Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

Additional Interest:  See Section 4(a).

Advice:  See Section 5(w).

Agreement:  This Registration Rights Agreement, dated as of the Closing Date, among the Company, the Guarantors party hereto and the Initial Purchasers.

Applicable Period:  See Section 2(e).

Blackout Period:  See Section 3(e).

Business Day:  A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Closing Date:  November 25, 2009.

Collateral Documents:  Has the meaning set forth in the Indenture.

Company:  See the introductory paragraph to this Agreement.

Effectiveness Date:  The 210th day following the date that the Exchange Offer Registration Statement is filed with the SEC.

Effectiveness Period:  See Section 3(a).

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes:  Senior Secured Notes due 2016 of the Company registered under the Securities Act, identical in all material respects to the Notes, including the guarantees relating thereto, except for restrictive legends and Additional Interest provisions.

Exchange Offer:  See Section 2(a).

Exchange Offer Registration Statement:  See Section 2(a).

Filing Date:  The 90th day after the Closing Date, or if such date is not a Business Day, the next succeeding Business Day.

FINRA:  Financial Industry Regulatory Authority.

Guarantors:  Each subsidiary of the Company that guarantees the obligations of the Company under the Notes and the Indenture.

Holder:  Any beneficial holder of Registrable Notes.

Indemnified Party:  See Section 7(c).

Indemnifying Party:  See Section 7(c).

Indenture:  The Indenture, dated as of the Closing Date, among the Company, the Guarantors and the Bank of New York Mellon, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchasers:  See the introductory paragraph to this Agreement.

Initial Shelf Registration Statement:  See Section 3(a).

Inspectors:  See Section 5(o).

Lien:  Has the meaning set forth in the Indenture.

Losses:  See Section 7(a).

Maximum Contribution Amount:  See Section 7(d).

Notes:  See the introductory paragraph to this Agreement.

Participating Broker-Dealer:  See Section 2(e).

Person:  An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Private Exchange:  See Section 2(f).

Private Exchange Notes:  See Section 2(f).

Prospectus:  The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement:  See the introductory paragraph to this Agreement.

Records:  See Section 5(o).

Registration Default:  See Section 4(a).

Registrable Notes:  Notes and Private Exchange Notes, until they have been sold, exchanged or transferred pursuant to an effective Registration Statement or are eligible to be sold pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) without restriction under the Securities Act.

Registration Statement:  Any registration statement of the Company and the Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Offer Registration Statement, the Shelf Registration Statement and any Subsequent Shelf Registration Statement) that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144:  Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A:  Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415:  Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430A:  Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC:  The United States Securities and Exchange Commission.

Securities:  The Notes, the Exchange Notes and the Private Exchange Notes.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Notice:  See Section 2(i).

Shelf Registration Statement:  The Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

Subsequent Shelf Registration Statement:  See Section 3(b).

TIA:  The Trust Indenture Act of 1939, as amended.

Trustee:  The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.	Exchange Offer

(a) Unless the Exchange Offer would not be permitted by applicable laws or a policy of the SEC, the Company shall (and shall cause each Guarantor to) (i) use commercially reasonable efforts to no later than the Filing Date, prepare and file with the SEC a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (the “Exchange Offer”) to exchange the Notes for Exchange Notes guaranteed by the Guarantors which shall have terms substantially identical in all material respects to the Notes, (ii) use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective no later than the Effectiveness Date, (iii) use all commercially reasonable efforts to keep the Exchange Offer Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms, and (iv) commence the Exchange Offer and use all commercially reasonable efforts to issue, on or prior to

30 Business Days after the date that the Exchange Offer Registration Statement is declared effective by the SEC (or such longer period if required by applicable securities laws), Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

(b) The Exchange Notes and the Private Exchange Notes shall be issued under, and entitled to the benefits of, the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA), which in either case will provide that (i) the Exchange Notes will not be subject to the registration rights, transfer restrictions or Additional Interest provisions set forth in the Indenture, (ii) the Private Exchange Notes will be subject to the transfer restrictions set forth in the Indenture and (iii) the Exchange Notes, the Private Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in all the security granted by the Company pursuant to the Collateral Documents (to the extent provided therein) and in any Guarantee (as such terms are defined in the Indenture) on an equal and ratable basis.

(c) Interest on the Exchange Notes and Private Exchange Notes will accrue from (i) the later of (x) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or (y) if the Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (ii) if no interest has been paid on the Notes, from the Closing Date. Each Exchange Note and Private Exchange Note shall bear interest at the rate set forth thereon.

(d) The Company may require each Holder as a condition to participation in the Exchange Offer to represent to the Company that at the time of the commencement and consummation of the Exchange Offer, (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of its business, (ii) such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) such Holder is not an “affiliate” (as defined in Rule 405 of the Securities Act) of the Company or if such Holder is an affiliate such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a Participating Broker-Dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

(e) The Company shall (and shall cause each Guarantor to) include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” reasonably acceptable to the Initial Purchasers which shall contain all of the information that the SEC may require with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making activities or other trading activities (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes. The Company shall use all commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes; provided that such period shall not exceed the lesser of 180 days and the date on which all persons subject to the prospectus delivery requirements of the Securities Act have sold all Exchange Notes held by them (the “Applicable Period”).

(f) If, upon consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them and having the status of an unsold allotment in the initial distribution, the Company (upon the written request from an

Initial Purchaser) shall, simultaneously with the delivery of the Exchange Notes pursuant to the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the “Private Exchange”) for the Notes held by such Initial Purchaser, a like principal amount of debt securities of the Company, including guarantees relating thereto (issued under the same Indenture as the Exchange Notes) that are identical in all material respects to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the United States (the “Private Exchange Notes”). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

(g) In connection with the Exchange Offer, the Company shall (and shall cause each Guarantor to):

(i) mail or cause to be mailed to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal (substantially in the form attached as an exhibit to the Exchange Offer Registration Statement) and any related documents;

(ii) keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders;

(iii) utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate thereof;

(iv) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(v) otherwise comply in all material respects with all applicable laws.

(h) Promptly after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall (and shall cause each Guarantor to):

(i) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange, as the case may be;

(ii) deliver or cause to be delivered to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

(iii) cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange; provided, that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

(i) If (i) any change in law or in applicable interpretations thereof by the staff of the SEC would not permit the consummation of the Exchange Offer, (ii) the Exchange Offer is not consummated within 30 Business Days after the Effectiveness Date, (iii) the Initial Purchaser so requests with respect to the Notes (or the Private Exchange Notes) not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by it following consummation of the Exchange Offer, or (iv) in the case of (A) any Holder prohibited by law or SEC policy from participating in the Exchange Offer, (B) any Holder that may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of rule 405 of the Securities Act) or (C) any Participating Broker-Dealer holds Notes acquired directly from the Company or one of its affiliates, and in each case contemplated by clause (iii) or (iv) above, such Initial Purchaser or such Holder notifies the Company in writing thereof prior to 20 Business Days following consummation of the Exchange Offer, then in each case the Company shall promptly (and in any event within five Business Days of such notification) deliver to the Holders and the Trustee notice thereof (the “Shelf Notice”) and shall as promptly as practicable and at its sole expense file an Initial Shelf Registration Statement pursuant to Section 3 hereof.

3.	Shelf Registration

If a Shelf Notice is delivered pursuant to Section 2(i), then this Section 3 shall apply to all Registrable Notes. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of this Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer, (ii) Private Exchange Notes, and (iii) Exchange Notes that are not freely tradable as contemplated by Section 2(i)(iv)(B) hereof, provided in each case that the relevant Holder has duly notified the Company within 20 Business Days of the Exchange Offer as required by Section 2(i)(iv) hereof.

(a) Initial Shelf Registration.  The Company shall, and shall cause each Guarantor to, use all commercially reasonable efforts to file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the “Initial Shelf Registration Statement”) within 45 days of the delivery of the Shelf Notice and shall (and shall cause each Guarantor to) use all commercially reasonable efforts to cause such Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than 90 days after delivery of the Shelf Notice); provided, however, that if the Company (and each Guarantor) has not filed an Exchange Offer Registration Statement prior to the delivery of the Shelf Notice, then the Company shall use all commercially reasonable efforts to file (and shall cause each Guarantor to file) with the SEC the Initial Shelf Registration Statement on or prior to the Filing Date and shall use all commercially reasonable efforts to cause such Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date. The Initial Shelf Registration Statement shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more Underwritten Offerings). The Company and Guarantors shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration Statement. The Company shall (and shall cause each Guarantor to) use all commercially reasonable efforts to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the earlier of two years from the Closing Date or such shorter period ending when (i) all Registrable Notes covered by such Shelf Registration Statement cease to be Registrable Notes, (ii) all Registrable Notes covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement, (iii) a Subsequent Shelf Registration Statement covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration Statement or an earlier Subsequent Shelf Registration Statement has been declared effective under the Securities Act, or (iv) there cease to be any outstanding Registrable Notes.

(b) Subsequent Shelf Registrations.  If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than during a Blackout Period or because of the sale of all of the Securities registered thereunder), the Company shall (and shall cause each Guarantor to) use all commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration Statement in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause each Guarantor to file) an additional “shelf” registration statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration Statement or any earlier Registration Statement (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall (and shall cause each Guarantor to) use all commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement was previously continuously effective.

(c) Supplements and Amendments.  The Company shall promptly amend any Shelf Registration Statement and/or amend or supplement the Prospectus constituting a part thereof if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration Statement or by any underwriter of such Registrable Notes.

(d) Provision of Information.  No Holder shall be entitled to include any of its Registrable Notes in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company and the Trustee in writing, within 20 days after receipt of a written request therefor, such information as the Company or the Trustee, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information.

(e) Blackout Periods.  Notwithstanding anything to the contrary contained in this Agreement, upon notice to Holders, the Company may suspend use of the Prospectus included in any Shelf Registration Statement in the event that and for a period of time (a “Blackout Period”) not to exceed an aggregate of 90 days in any 12-month period if the board of directors of the Company determines in good faith that (1) the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Company and the Guarantors, taken as a whole, or (2) the disclosure otherwise relates to a material business transaction which has not been publicly disclosed and that any such disclosure would jeopardize the success of the transaction or that disclosure of the transaction is prohibited pursuant to the terms thereof. The cumulative Blackout Periods in any 12-month period commencing on the Closing Date may not exceed an aggregate of 90 days during any 12-month period. The Company may exercise its rights pursuant to this Section 3(e) twice during any 12-month period, and then only as to separate events.

4.	Additional Interest

(a) The Company and each Guarantor acknowledges and agrees that the Holders of Registrable Notes will suffer damages if the Company or any Guarantor fails to fulfill its material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and the Guarantors agree to pay additional cash interest on the Notes (“Additional Interest”) under the circumstances and to the extent set forth below (each event described in clauses (i) through (iii) below, a “Registration Default” and each of which shall be given independent effect):

(i) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration Statement has been filed with the SEC on or prior to the Filing Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by this Agreement, then, commencing on the day after either such required filing date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount at maturity of such Notes for the first 90 days immediately following such filing date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period, subject to the provisos in the last sentence of this paragraph;

(ii) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration Statement is declared effective by the SEC on or prior to the Effectiveness Date, or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the 90th day following the date such Shelf Registration Statement was filed, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount at maturity of such Notes for the first 90 days immediately following such effective date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period, subject to the provisos in the last sentence of this paragraph;

(iii) if (A) the Company (and any Guarantor) has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 30 Business Days after the Effectiveness Date, (B) the Exchange Offer Registration Statement ceases to be effective any time prior to the consummation of the Exchange Offer, (C) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the earlier of the time when all Registrable Notes cease to be Registrable Notes or the second anniversary of the Closing Date (other than during a Blackout Period or after such time as all Notes have been disposed of thereunder), or (D) the Company issues a valid notice to suspend the use of the Prospectus included in any Shelf Registration Statement and such suspension, when taken together with all other suspensions, if any (but solely to the extent not concurrent), during any 12 month period exceeds 90 days, then, in each case, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days commencing on (x) the 31st Business Day after the Effectiveness Date, in the case of clause (A) above, (y) the day such Exchange Offer Registration Statement or a Shelf Registration Statement ceases to be effective or useable, in the case of clause (B) or (C) above, as applicable or (z) the day the Prospectus in any Shelf Registration Statement ceases to be useable, (in the case of clause (D) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that Additional Interest will not accrue under more than one of the foregoing clauses (i) through (iii) at any one time; provided further, however, that the amount of Additional Interest accruing on the Notes shall not exceed at any one time in the aggregate 1.0% per annum; and provided further, however, that (1) upon the filing of the Exchange Offer Registration Statement or Initial Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause (ii) above), (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause (iii)(A) above), (4) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement, as the case may be, which had ceased to remain effective (in the case of clauses (iii)(B) or (iii)(C) above), or (5) upon the day the Prospectus in any Shelf Registration Statement the use of which was previously suspended may be used again (in the case of clause (iii)(D) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Notwithstanding the foregoing, (x) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending, and (y) Additional Interest shall be payable for Registration Defaults related to a failure of the Company to cause a Shelf Registration Statement to be declared effective only to those Holders who sought to have their Registrable Notes registered pursuant to Section 3 hereof. Additional Interest pursuant to this Section 4 constitutes liquidated damages with respect to a Registration Default and shall be the exclusive monetary remedy available to the Holders with respect to a Registration Default.

(b) The Company shall notify the Trustee within three Business Days after each and every date on which a Registration Default occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture for interest payments on the Notes and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.	Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall (and shall cause each Guarantor to) effect such registrations to permit the sale of such Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall (and shall cause each Guarantor to):

(a) Prepare and file with the SEC on or prior to the Filing Date, the Exchange Offer Registration Statement or, if the Exchange Offer Registration Statement is not filed because of the circumstances contemplated by Section 2(i), a Shelf Registration Statement as prescribed by Section 3, and use all commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (i) a Shelf Registration Statement is filed pursuant to Section 3 or

(ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Company shall (and shall cause each Guarantor to), if requested, furnish at no charge to Holders of the Registrable Notes to be registered pursuant to such Shelf Registration Statement, each Participating Broker-Dealer, the managing underwriters, if any, and each of their respective counsel, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). The Company and each Guarantor shall not (and shall not allow any of the other Guarantors to) file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein without the Holders being afforded an opportunity to review such documentation if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, or the managing underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act.

(b) Provide an indenture trustee for the Registrable Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use all commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(c) Other than during a Blackout Period, prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Company and each Guarantor shall not (and shall not allow any other Guarantor to), during the Applicable Period, voluntarily take any action that would result in selling Holders of the Registrable Notes covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

(d) Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Company’s receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Company and each Guarantor pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section 5), as any such Person may reasonably request in writing. The Company and the Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e) If (1) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, the Company shall notify in writing the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, and the managing underwriters, if any, promptly (but in any event within two Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Company and any Guarantor contained in any agreement (including any underwriting agreement contemplated by Section 5(n)) hereof cease to be true and correct in all material respects, (iv) of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known to the Company that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) of any reasonable determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate and (vii) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.

(f) Use all commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, use all commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible date.

(g) If (1) a Shelf Registration Statement is filed pursuant to Section 3, (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or (3) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an Underwritten Offering, other than during a Blackout Period, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment; provided, however, that the Company shall not be required to take any action hereunder that would, in the written opinion of counsel to the Company, violate applicable laws.

(h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use all commercially reasonable efforts to register or qualify, and cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; and, if Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an Underwritten Offering, the Company and each Guarantor shall use all commercially reasonable efforts to cause its counsel to perform Blue Sky investigations and use all commercially reasonable efforts to file any registrations and qualifications required to be filed pursuant to this Section 5(h), use all commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and use all commercially reasonable efforts to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that neither the Company nor any Guarantor shall be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (iii) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(i) If (i) a Shelf Registration Statement is filed pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request in writing.

(j) Use all commercially reasonable efforts to cause the Registrable Notes covered by any Registration Statement to be registered with or approved by such United States governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company shall (and shall cause each Guarantor to) cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that neither the Company nor any Guarantor shall be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (iii) subject itself to taxation in any such jurisdiction where it is not then so subject.

(k) If (i) a Shelf Registration Statement is filed pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(e)(v) or (vi) hereof, other than during a Blackout Period, as promptly as practicable, prepare and file with the SEC, at the expense of the Company and the Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use all commercially reasonable efforts to cause such post-effective amendment to be declared effective as soon as possible.

(l) Use all commercially reasonable efforts to cause the Registrable Notes covered by a Registration Statement to be rated with such appropriate rating agencies, if so requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or the managing underwriter or underwriters, if any.

(m) Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(n) If a Shelf Registration Statement is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) use all commercially reasonable efforts to obtain an opinion of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Registrable Notes being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Company and the Guarantors requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; (iii) use all commercially reasonable efforts to obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company or any Guarantor.

(o) If (1) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement; provided that the foregoing inspection and information gathering on behalf of the Holders shall be coordinated by one counsel designated by and on behalf of the Holders. Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose, or use in connection with any market transactions in violation of any applicable securities laws any of the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is made generally available to the public. Each Inspector, each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and, to the extent practicable, use all commercially reasonable efforts to allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

(p) Use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company with regard to any applicable Registration Statement earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12 month period (or 90 days after the end of any 12 month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12 month periods.

(q) Upon consummation of an Exchange Offer or Private Exchange, use all commercially reasonable efforts to obtain an opinion of counsel to the Company and the Guarantors (in form, scope and substance reasonably satisfactory to the Initial Purchasers), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or the Private Exchange, as the case may be, to the effect that (i) the Company and the Guarantors have duly authorized, executed and delivered the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture, (ii) the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions and (iii) all obligations of the Company and the Guarantors under the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture are secured by Liens on the assets securing the obligations of the Company and the Guarantors under the Notes, the Indenture and the Collateral Documents to the extent and as discussed in the Registration Statement.

(r) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by the Holders to the Company and the Guarantors (or to such other Person as directed by the Company and the Guarantors) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company and the Guarantors shall mark, or cause to be marked, on such Registrable Notes that the Exchange Notes or the Private Exchange Notes, as the case may be, are being issued as substitute evidence of the indebtedness originally evidenced by the Registrable Notes; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

(s) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the FINRA.

(t) Use its commercially reasonable efforts to cause all Securities covered by a Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Company are then listed.

(u) Use all commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

(v) The Company may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes as the Company may, from time to time, reasonably request in writing. The Company may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 45 days) after receiving such request. Each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(w) Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e)(ii), (iv), (v), or (vi) or the commencement of a Blackout Period, such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the “Advice”) by the Company and the Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company and the Guarantors, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Registrable Notes current at the time of the receipt of such notice. In the event the Company and the Guarantors shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.

6.	Registration Expenses

(a) All fees and expenses incident to the performance of or compliance with this Agreement (other than the underwriting discounts or commissions) by the Company and the Guarantors shall be borne by the Company and the Guarantors, whether or not the Exchange Offer or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with the FINRA in connection with any Underwritten Offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 5(h) hereof (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h), in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 6(b), the Holders, (v) fees and disbursements of all independent certified public accountants referred to in Section 5 (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees and the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, (vii) Securities Act liability insurance, if the Company and the Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by the Company and the Guarantors, (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to the bylaws of the FINRA, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Company and the Guarantors, (x) internal expenses of the Company and the Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company or the Guarantors performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of the Trustee and the exchange agent and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing or anything to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Registrable Notes sold by or on behalf of it.

(b) The Company and the Guarantors shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in any Registration Statement. The Company and the Guarantors shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes or Private Exchange Notes in exchange for the Notes; provided, that the Company shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note or Private Exchange Note in a name other than that of the Holder of the Note in respect of which such Exchange Note or Private Exchange Note is being issued. The Company and the Guarantors shall reimburse the Holders for reasonable fees and expenses (including reasonable fees and expenses of counsel to the Holders) relating to any enforcement of any rights of the Holders under this Agreement.

7.	Indemnification

(a) Indemnification by the Company and the Guarantors.  The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Registrable Notes, Exchange Notes or Private Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees as provided in this Section 7) and reasonable expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, and with respect to the Prospectus only, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company and the Guarantors (or reviewed and approved in writing) by such Holder or Participating Broker-Dealer or their counsel expressly for use therein; provided, however, that the Company and the Guarantors will not be liable to any Indemnified Party under this Section 7 to the extent Losses were caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceedings, (ii) any such Losses resulted from an action, claim or suit by any Person who purchased Registrable Notes or Exchange Notes which are the subject thereof from such Indemnified Party and (iii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5 of this Agreement. The Company and the Guarantors also agree to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals, in each case, that are engaged by the Company and participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.

(b) Indemnification by Holder.  In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company and the Guarantors in writing such information as the Company and the Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus, and shall indemnify and hold harmless the Company, the Guarantors, their respective directors and officers and each Person, if any, who controls the Company and the Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such Losses are based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing (or reviewed and approved in writing) by such Holder to the Company and the Guarantors expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount.

(c) Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; provided, that the failure to so notify the Indemnifying Parties shall not (i) relieve such Indemnifying Party from any obligation or liability under paragraph (a) or (b) above, unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraphs (a) and (b) above.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (i) the Indemnifying Party has agreed to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d) Contribution.  If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 7(a) or 7(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by another method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount. A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Notes or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of the Registrable Notes held by each Holder hereunder and not joint. The Company’s and Guarantors’ obligations to contribute pursuant to this Section 7(d) are joint and several.

The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8.	Rules 144 and 144A

The Company covenants that, for so long as the Registrable Notes remain outstanding, that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner in order to permit resales of Registrable Notes pursuant to Rule 144 under the Securities Act and, if at any time the

Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Notes, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A and (b) take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A.

9.	Underwritten Registrations of Registrable Notes

If any of the Registrable Notes covered by any Shelf Registration Statement are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes to be included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Company.

No Holder of Registrable Notes may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.	Miscellaneous

(a) Remedies.  In the event of a breach by either the Company or any of the Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either the Company or any of the Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company shall (and shall cause each Guarantor to) waive the defense that a remedy at law would be adequate.

(b) No Inconsistent Agreements.  The Company and each of the Guarantors have not entered, as of the date hereof, and the Company and each of the Guarantors shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company and each of the Guarantors have not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

(c) Adjustments Affecting Registrable Notes.  The Company shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

(d) Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, other than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes in circumstances that would adversely affect any Holders of Registrable Notes; provided, however, that any amendment or supplement to or modification of Section 7 or this Section 10(d) may not be amended, modified or supplemented without the prior written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Registration Statement.

(e) Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i) if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to the Initial Purchasers as follows:

Jefferies & Company, Inc.
as representative of the
Initial Purchasers
520 Madison Avenue
New York, New York 10022
Facsimile No.: (212) 284-2280
Attention: General Counsel

with a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Facsimile No.: (212) 969-2900
Attention: Frank J. Lopez, Esq.

(ii) if to the Initial Purchasers, at the address specified in Section 10(e)(i);

(iii) if to the Company or any Guarantor, as follows:

Altra Holdings, Inc.
300 Granite Street, Suite 201
Braintree, Massachusetts 02184
Attention: Glenn E. Deegan, Esq.

with a copy to:

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, FL 33131
Attention: Rodney H. Bell, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the United States mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(f) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Notes from such Holder.

(g) Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings; Interpretation.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. When reference is made in this Agreement to a Section or clause, such reference shall mean a Section or clause of this Agreement unless otherwise indicated. The words

“include,” “includes,” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.” The words “hereof,” “herein,” “herewith,” “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Any contract, statute or rule defined or referred to herein means such contract, statute or rule as from time to time amended, modified or supplemented, including (in the case of contracts) by waiver or consent and (in the case of statutes or rules) by succession of comparable successor statutes or rules and references to all attachments thereto and instruments incorporated therein.

(i) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AND THE GUARANTORS AT THEIR SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR THE GUARANTORS IN ANY OTHER JURISDICTION.

(j) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Securities Held by the Company or Its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l) Third Party Beneficiaries.  Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons. No other Person is intended to be, or shall be construed as, a third party beneficiary of this Agreement.

(m) Entire Agreement.  This Agreement, together with the Purchase Agreement, the Indenture and any Collateral Documents, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company and the Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.
[Remainder of page intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Guarantors and the Company in accordance with its terms.

THE COMPANY

ALTRA HOLDINGS, INC.
ALTRA INDUSTRIAL MOTION, INC.

By:	/s/ Glenn E. Deegan
Name:     Glenn E. Deegan

Title:	Vice President, Legal and Human
Resources, General Counsel and Secretary

GUARANTORS

AMERICAN ENTERPRISES MPT CORP.
AMERICAN ENTERPRISES MPT HOLDINGS, LLC
AMERIDRIVES INTERNATIONAL, LLC
BOSTON GEAR LLC
FORMSPRAG LLC
INERTIA DYNAMICS LLC
KILIAN MANUFACTURING CORPORATION
NUTTALL GEAR LLC
WARNER ELECTRIC INTERNATIONAL HOLDING, INC.
WARNER ELECTRIC LLC
WARNER ELECTRIC TECHNOLOGY LLC
TB WOOD’S CORPORATION
TB WOOD’S INCORPORATED
TB WOOD’S ENTERPRISES, INC.

By	/s/ Glenn E. Deegan
Name:     Glenn E. Deegan

Title:	Secretary

Registration Rights Agreement

Accepted and Agreed to:
JEFFERIES & COMPANY, INC.
For itself and on behalf of the several
Initial Purchasers listed on Schedule I to the Purchase Agreement

By:	/s/ Craig Zaph
Name:     Craig Zaph

Title:	Managing Director

Registration Rights Agreement

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